October 19, 2012

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of SaveDaily, Inc.. pertaining to our firm included under Item 4.01 of Form 8-K dated October 19, 2012, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP